Exhibit 99.1

PowerSecure Announces $10 Million of New Utility Infrastructure and

Distributed Generation Projects, Including Solar Power System

Wake Forest, N.C. – August 1, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received $10 million of new awards for utility infrastructure projects and distributed generation systems. The utility infrastructure awards total $7 million, including transmission and distribution system projects to upgrade existing utility systems, and new infrastructure projects to support expanding oil and gas company production activities. The new distributed generation system awards total $3 million, and include installations for hospital, institutional, and industrial applications. The distributed generation awards include $1 million of traditional turn-key PowerSecure distributed generation projects, a $1 million turn-key distributed solar energy project, and $1 million of recurring revenue projects. The majority of the $9 million of turn-key project-based awards in this announcement will be completed and recognized in 2012, and the remaining $1 million of recurring revenue will be recognized over a multi-year period. The new awards and their timing will be included in the Company’s revenue backlog report to be issued in conjunction with its upcoming second quarter earnings release on August 6, 2012.

Sidney Hinton, CEO of PowerSecure, said, “We are pleased to announce these new awards, continuing the strong pace of new business we have realized over the last several months. They put us in a strong position as we look forward to the back half of 2012. Additionally, we are pleased to announce our first PowerSecure Solar award, as we have seen a very positive response in the marketplace to our recent acquisition and addition of solar energy systems to our portfolio of products.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® power systems with sophisticated smart grid capabilities, and the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry – and incorporating cost-effective renewable technologies. The Company’s Energy Efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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